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                                                                   Exhibit 23(b)

                                                                      [AWR LOGO]

                                [AWR LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 2003, with respect to the financial statements of Advanced Engineering and Research Associates, Inc., incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-111483) and related Prospectus of EDO Corporation for the registration of $500,000,000 of debt securities, guarantees of debt securities, preferred stock, common stock and warrants.


/s/ ARGY, WILTSE & ROBINSON, P.C.

McLean, Virginia
January 23, 2004